Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Cesca Therapeutics Inc. on Form S-8 (File No. 333-218082) pertaining to 2016 Equity Incentive Plan, Form S-8 (File No. 333-206996) pertaining to 2006 Equity Incentive Plan, Form S-8 (File No. 333-187197) pertaining to 2006 Equity Incentive Plan and 2012 Independent Director Equity Plan, Form S-8 (File No. 333-171564) pertaining to the Cesca Therapeutics Inc. 2006 Equity Incentive Plan, Form S-8 (File No. 333-140668) pertaining to the Cesca Therapeutics Inc. 2006 Equity Incentive Plan, Form S-8 (File No. 333-122761) pertaining to the Cesca Therapeutics Inc. Amended 2002 Independent Directors Equity Incentive Plan, Form S-8 (File No. 333-105191) pertaining to the Cesca Therapeutics Inc. Amended 1998 Employee Equity Incentive Plan, Form S-8 (File No. 333-82900) pertaining to the Cesca Therapeutics Inc. Amended 1998 Employee Equity Incentive Plan, 2002 Independent Directors Equity Incentive Plan, and Non-Qualified Independent Director Stock Option Agreement, Form S-8 (File No. 333-37228) pertaining to the Cesca Therapeutics Inc. 1998 Employee Equity Incentive Plan, Form S-8 (File No. 333-46911) pertaining to the Cesca Therapeutics Inc. 1998 Employee Equity Incentive Plan, Form S-3 (File No. 333-215638) of Cesca Therapeutics Inc., and Form S-3 (File No. 333-212314) of Cesca Therapeutics Inc. of our report dated March 22, 2018, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Cesca Therapeutics Inc. as of December 31, 2017, June 30, 2017 and 2016 and for the transitional six months ended December 31, 2017 and the two years in the period ended June 30, 2017, which report is included in this Transition Report on Form 10-K of Cesca Therapeutics Inc. for the transition period from July 1, 2017 to December 31, 2017.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 22, 2018